                                                                   EXHIBIT 99.j3

                       AMERICAN CENTURY GROWTH FUNDS, INC.
                                  ("THE FUNDS")

     I, Ward D. Stauffer, Secretary of the above-referenced corporation, do hereby certify that the following is a true copy of certain resolutions adopted by the Board of Directors of the above-referenced corporations on January 25,
2006, and that such resolutions have not been rescinded or modified and are not inconsistent with the Certificate of Incorporation or Bylaws of the corporation.

          WHEREAS, Pursuant to a duly-executed Power of Attorney, certain officers of the Funds have appointed David C. Tucker, Charles A.
     Etherington, David H. Reinmiller, Charles C.S. Park, Janet A. Nash, Brian
     L. Brogan, Otis H. Cowan, Kathleen Gunja Nelson, Christine J. Crossley, and
     Ryan L. Blaine each of them singly, their true and lawful
     attorneys-in-fact, with full power of substitution, and with full power to each, for the purpose of signing on their behalf registration statements and other documents of the Funds for the purpose of complying with all laws relating to the sale of securities of the Funds and to do all such things in their names and behalf in connection therewith.

          Such attorneys-in-fact may, from time to time, sign documents, including registration statements and amendments thereto, on behalf of officers who have appointed them.

          RESOLVED, that the board hereby authorizes such attorneys-in-fact to sign the documents of the Funds, including registration statements and amendments thereto, pursuant to the Powers of Attorney so executed by the officers of the Funds.

     IN WITNESS WHEREOF, I have hereunto set my hand this 25th day of January,
2006.

                                       /S/ WARD D. STAUFFER
                                       -----------------------------------------
                                       Ward D. Stauffer
                                       Secretary